Exhibit 10.5

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (hereinafter, “Settlement Agreement”) is made and entered into this 26 day of October, 2017, by and between JEFFREY MALLMES (“Jeffrey”), JANICE MALLMES (“Janice”), ANDREW J. KACIC (“Andrew”), THE BIG BARGE COMPANY INC. (“Big Barge”), OOPIK HOLDINGS LTD (“Oopik”) and KANDY LP (“Kandy”) on the one hand (collectively, Jeffrey, Janice, Andrew, Big Barge, Oopik and Kandy are referred to herein as the “Mallmes/Kacic Parties”), and STANLEY F. WILSON (“Wilson”), ROBERT L. MONDAY (“Monday”) and RANGUN LLC (“Rangun”) on the other hand (collectively, Wilson, Monday and Rangun are referred to herein as the “Wilson/Monday Parties”) (each of the separate parties to this Settlement Agreement may be referred to as a “Party” and together, the “Parties”):

RECITALS

WHEREAS, each of the Mallmes/Kacic Parties are shareholders of Quantum Energy, Inc. (“Quantum”); and

WHEREAS, each of the Wilson/Monday Parties are also shareholders of Quantum; and

WHEREAS, as of June 20, 2013, Wilson became a director and President, Secretary and Treasurer of Quantum; and

WHEREAS, from on or about June 30, 2016 until on or about May 11, 2017, Wilson was the sole director of Quantum in addition to continuing to hold the offices of President, Secretary and Treasurer of Quantum; and

WHEREAS, on or about July 21, 2015, Quantum, through Wilson, its sole director and officer, formed Quantum Native Processing Partners, LLC, a single purpose entity limited liability company through which Quantum entered into a joint venture with Native Son Refining, LLC, to co-develop the Berthold refinery in North Dakota, and submitted an application for an air quality construction permit with the North Dakota Department of Health for the proposed Berthold refinery; and

WHEREAS, pursuant to the joint venture, Quantum owned 50% of Quantum Native Processing Partners, LLC and Native Son Refining, LLC owned 50% of Quantum Native Processing Partners, LLC; and

WHEREAS, on or about May 10, 2017, Quantum, through Wilson, its sole director and officer, acquired 100% of the stock of Native Son Refinery, Inc., thus also acquiring the 50% interest in Quantum Native Processing Partners, LLC owned by Native Son Refinery, Inc. and bringing Quantum’s ownership percentage in Quantum Native Processing Partners, LLC to 100%; and

WHEREAS, in connection with Quantum’s purported acquisition of Native Son Refinery, Inc., Quantum, at the direction of Wilson, its sole director and officer, issued shares of Quantum common stock as follows: 8,761,000 shares of Quantum common stock to Monday, represented by Quantum share certificate number 3294, and 5,938,800 shares of Quantum common stock to Rangun, represented by Quantum share certificate number 3295; and

WHEREAS, on or about May 11, 2017, Quantum, through Wilson, its sole director and officer, appointed Monday as a director of Quantum along with Wilson, who continued as a director and as President and Chief Operating Officer of Quantum, and also appointed Monday as Chief Executive Officer of Quantum; and

WHEREAS, the Mallmes/Kacic Parties have raised concerns about, and object to, certain of the decisions Wilson has made and actions Wilson has taken on behalf of Quantum including, but not limited to the purported acquisition by Quantum of the stock of Native Son Refinery, Inc. as aforesaid, the issuance of Quantum common stock to Monday and Rangun as aforesaid and the appointment of Monday as a director of Quantum and as Chief Executive Officer of Quantum as aforesaid, and have requested, inter alia, that Monday, and all persons or entities associated with Monday that own, directly or indirectly, any Quantum common stock (including, but not limited to, Rangun) return their Quantum common stock to Quantum, and also that Monday resign as director and Chief Executive Officer of Quantum; and

WHEREAS, the Mallmes/Kacic Parties, through counsel, made a written request dated October 6, 2017 upon Quantum, through Wilson, to inspect Quantum’s books and records, including its financial records (the “Inspection Request”); and

WHEREAS, since Wilson’s receipt of the Inspection Request, the Mallmes/Kacic Parties and the Wilson/Monday Parties have been negotiating to resolve the issues and disputes between them; and

WHEREAS, the Mallmes/Kacic Parties and the Wilson/Monday Parties, to avoid the burden and expense of litigation, and without any admission of liability or wrongdoing on the part of any Party, have reached a full and complete settlement of all matters and claims that any or all of them might otherwise have against the other arising out of any actions Wilson or Monday have taken, or may have taken, as officers and directors of Quantum.

NOW THEREFORE, in consideration of the foregoing Recitals (which Recitals are incorporated herein by this reference), and the mutual covenants contained below, and the terms and conditions hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties agree as follows:

1.           Resignation by Monday as Director and Chief Executive Officer of Quantum. In consideration of the Release by the Mallmes/Kacic Parties contained herein, Monday agrees to, and shall, submit his written resignation as director of Quantum and any and all officer positions Monday holds including, but not limited to, Chief Executive Officer of Quantum, said resignations to be effective immediately upon the execution of this Settlement Agreement.

2.           Turnover by Monday of Quantum Correspondence and List of Contacts Monday Has Made Since Becoming a Director and Chief Executive Officer of Quantum. In consideration of the Release by the Mallmes/Kacic Panics contained herein. Monday agrees, contemporaneously with his resignation as director of Quantum and any and all officer positions he holds including, but not limited to, Chief Executive Officer of Quantum, to turn over to the Mallmes/Kacic Parties: (a) a list of all persons or entities with whom or with which he has had any contact in his capacity as a director and/or Chief Executive Officer of Quantum, or with whom he has discussed any Quantum business or prospective business; and (b) copies of all communications, whether written or electronic, Monday has sent to or received from any person or entity during his tenure as director or Chief Executive Officer of Quantum, or with whom he has exchanged any communications relating to any Quantum business or prospective business.

3.           Relinquishment of Shares of Quantum Stock by Monday and Rangun. In consideration of the Release by the Mallmes/Kacic Parties contained herein, Monday relinquishes all right, title and interest he currently has or has ever had in Quantum including, but not limited to, all shareholder interest and right to compensation (including, but not limited to, salary, bonus, retained earnings, earnings distributions, profits and dividends), effective as of the date this Settlement Agreement is signed. Monday agrees that he will endorse Quantum stock certificate number 3294 to Quantum and provide the endorsed stock certificate to the Mallmes/Kacic Parties or their counsel no later than the date this Settlement Agreement is executed. Further, on behalf of Rangun, for whom Monday expressly represents and warrants he is duly authorized to act, Monday relinquishes all right, title and interest Rangun currently has or has ever had in Quantum, effective as of the date this Settlement Agreement is signed. Monday agrees that he will, on behalf of Rangun, endorse Quantum stock certificate number 3295 to Quantum and provide the endorsed stock certificate to the Mallmes/Kacic Parties or their counsel no later than the date this Settlement Agreement is executed. Monday, on his own behalf and on behalf of Rangun, further agrees that he will take any and all other and further actions that may be required by the stock transfer agent for the Quantum shares, Pacific Stock Transfer Company, to effectuate the cancellation of the shares.

4.           Issuance by Wilson of Resolutions Increasing Number of Directors in Quantum to Three, Appointing Jeffery Mallmes and Andrew J. Kacic as Directors to Fill Vacancies. In consideration of the Release by the Mallmes/Kacic Parties contained herein, Wilson agrees that, immediately upon Monday’s resignation as director of Quantum, which resignation will result in Wilson then being Quantum’s sole director, Wilson will: (a) execute and issue a sole director’s consent resolution increasing the number of directors of Quantum to three (3); and (b) execute and issue a sole director’s consent resolution appointing Jeffrey Mallmes and Andrew J. Kacic as directors of Quantum to fill the newly created vacancies on Quantum’s board of directors.

5.           Withdrawal by the Mallmes/Kacic Parties of October 6, 2017 inspection Request. In consideration of the Release by the Wilson/Monday Parties contained herein, the Mallmes/Kacic Parties agree that, immediately upon the execution of this Settlement Agreement, they will withdraw their October 6, 2017 Inspection Request. The Parties acknowledge and agree that the withdrawal of the Mallmes/Kacic Parties October 6, 2017 Inspection Request is without prejudice to any right the Mallmes/Kacic Parties have or may have in the future to request inspection of Quantum’s books and records.

6.           Mutual Releases. (a) Release by the Mallmes/Kacic Parties of the Wilson/Monday Parties. Except for claims arising out of any breach of this Settlement Agreement or the exclusion described in subparagraph (b) below within this Paragraph 6., each of the Mallmes/Kacic Parties, individually and solely in his, her or its individual capacity, does hereby fully, finally and forever unconditionally release and discharge each of Wilson, Monday and Rangun, and their respective shareholders, directors, officers, employees, agents, attorneys, heirs, representatives, successors and assigns, from any and all claims, complaints, causes of action, demands, suits, liabilities or obligations of any kind or nature, whether known or unknown, arising out of or relating to any actions Wilson or Monday have undertaken, or refrained from undertaking, in their respective capacities as directors, officers or shareholders of Quantum; provided, however, nothing contained in this Settlement Agreement is intended to release any claims that may be held by any other shareholders of Quantum, be they individuals or entities, or by Quantum itself, against Wilson or Monday, arising out of or relating to any actions Wilson or Monday have undertaken, or refrained from undertaking, in their respective capacities as directors, officers or shareholders of Quantum.

(b)   Exception to and Exclusion from Release by the Mallmes/Kacic Parties of the Wilson/Monday Parties. Specifically excepted and excluded from the Release that the Mallmes/Kacic Parties are providing to the Wilson/Monday Parties as described in subparagraph (a) above within this Paragraph 6 are any and all claims (including specifically, but not limited to, claims for defense, indemnity or contribution) that the Mallmes/Kacic Parties may have against the Wilson/Monday Parties stemming from, relating to or arising out of any claims asserted by any third-party against the Mallmes/Kacic Parties arising out of or in any way related to any action undertaken by, or inaction by, Quantum during the period Wilson was the sole director and officer of Quantum or during the period that Wilson and Monday were the sole directors of Quantum. Thus, the Malimes/Kacic Parties are not releasing the Wilson/Monday Parties from any such claims and, as to all such claims, the Wilson/Monday Parties specifically agree to protect, hold harmless and indemnify the Mallmes/Kacic Parties from and against any and all liability and expenses, including attorneys’ fees, incurred by the Mallmes/Kacic Parties in connection with the Mallmes/Kacic Parties’ defense of any and all such claims.

(c)   Release by the Wilson/Monday Parties of the Mallmes/Kacic Parties. Except for claims arising out of any breach of this Settlement Agreement, each of the Wilson/Monday Parties, individually and solely on his, her or its own behalf, does hereby fully, finally and forever unconditionally release and discharge each of Jeffrey Mallmes, Janice Mallmes, Big Barge, Oopik and Kandy, and their respective shareholders, directors, officers, employees, agents, attorneys, heirs, representatives, successors and assigns, from any and all claims, complaints, causes of action, demands, suits, liabilities or obligations of any kind or nature, whether known or unknown, arising out of or relating to any actions any of the Mallmes/Kacic Parties have undertaken, or refrained from undertaking, in their respective capacities as directors, officers or shareholders of Quantum.

7.           Confidentiality. The Parties represent and agree that they will each keep the terms and of this Settlement Agreement completely confidential. Except in response to an order of a Court of competent jurisdiction, a subpoena issued by a state or federal government agency or as necessary to enforce the terms of this Settlement Agreement, no information concerning this Settlement Agreement will be disclosed to anyone. Each Party may, however, disclose the terms of this Settlement Agreement to his/her immediate family and other professional representatives. If asked by any other person about the terms of this Settlement Agreement, each Party will respond that the matter has been resolved, or other similar words.

8.           Attorneys’ Fees. It is further agreed that each of the parties shall pay his or its own attorneys’ fees and expenses incurred prior to the execution of this Settlement Agreement without seeking from the other party any reimbursement or compensation therefor.

9.           Voluntary Settlement. Each of the Parties represents and warrants that in executing and delivering this Agreement, he (it) is represented by counsel, he (it) does so freely, knowingly and voluntarily and that he (it) is fully aware of the contents and effect of this Agreement, and that the execution and delivery of this Agreement is not the result of any fraud, duress, mistake or undue influence of any kind or nature whatsoever.

10.         No Pending or Contemplated Sale of Quantum. Wilson and Monday expressly represent and warrant that as of the time this Agreement is being executed, there have been no negotiations for the sale of all or substantially all the assets of Quantum and no agreements (including, but not limited to, Confidentiality Agreements, Non-Disclosure Agreements, Letters of Intent, Asset Sales Agreements, Purchase Agreements or Merger Agreements) associated with the sale of all or substantially all the assets of Quantum have been or are contemplated to be executed by Wilson or Monday.

11.         Denial of Liability. The Parties explicitly acknowledge and agree that in light of the mutual releases contained herein and the other consideration recited above, neither the negotiations preliminary to the signing of this Agreement nor its acceptance shall be considered as an admission of liability or wrongdoing by any Party.

12.         Authority to Sign. Each person signing this Settlement Agreement on behalf of an entity represents and warrants that he or she is fully authorized to execute this Settlement Agreement on behalf of the entity on whose behalf such individual has signed this Settlement Agreement, and that by signing this Settlement Agreement such entity shall be bound by the terms contained in this Settlement Agreement.

13.         Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed separately by the parties to the Agreement in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Agreement. Further, the Parties agree that a facsimile or electronically transmitted signature in pdf format shall be treated as an original signature for all purposes.

14.         Choice of Law. The validity, construction, interpretation, effect and enforceability of this Agreement shall be governed by the laws of the State of Illinois irrespective of where the Agreement is made or to be performed, and irrespective of any applicable principles or conflicts of law. Any lawsuit to enforce, administer or interpret this Agreement will be brought only in the Circuit Court of Cook County, Illinois, Richard J. Daley Center location.

15.         Breaching Parties to Pay Costs and Fees. In the event any action, suit or proceeding is required to enforce the terms of this Agreement or to seek damages arising from an uncured breach of this Agreement, the Party or Parties found by a Court to be the prevailing Party or Parties in any litigation to enforce this Agreement shall be entitled to be reimbursed from the non-prevailing Party or Parties for all damages, costs and expenses incurred in defending or pursuing such litigation, including reasonable attorneys’ fees.

16.         Severability. If any term or provision of this Agreement is, for any reason, held to be invalid, illegal or unenforceable by a court or tribunal of competent jurisdiction, that term or provision shall be deemed severable, and such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement.

17.         Waiver. Any Party may waive compliance by the other Parties with any covenants, conditions or provisions contained in this Agreement, but only by a written instrument signed by the Party waiving such compliance. No such waiver, however shall be deemed to waive any other circumstance, covenant, condition or provision not expressly named in the written waiver.

18.         Entire Agreement. The Parties agree that this Agreement constitutes the entire agreement and understanding between them, that they supersede and replace all prior written or oral proposals, negotiations and agreements, whether express or implied, and that none of the Parties are relying on any promise, agreement or inducement not described herein to execute this Agreement.

19.         No Amendments. No amendment to this Agreement shall be effective unless such amendment is in writing and signed by all parties.

SIGNATURES FOLLOW ON PAGE 7 OF 7

IN WITNESS WHEREOF, each of the Parties have executed this Agreement as of the day and year first above written.

JEFFREY MALLMES			JANICE MALLMES

ANDREW J. KACIC			THE BIG BARGE COMPANY INC.

By:

Its:

OOPIK HOLDING LTD			KANDY LP

By:		By:

Its:		Its:

STANLEY F. WILSON			ROBERT L. MONDAY

RANGUN LLC

By:	Steve A. Montgomery

Its:	Managing Partner

IN WITNESS WHEREOF, each of the Parties have executed this Agreement as of the day and year first above written.

JEFFREY MALLMES		JANICE MALLMES

ANDREW J. KACIC		THE BIG BARGE COMPANY INC.

By:

Its:

OOPIK HOLDING LTD		KANDY LP

By:	By:

Its:	Its:

STANLEY F. WILSON		ROBERT L. MONDAY

RANGUN LLC

By:

Its:

IN WITNESS WHEREOF, each of the Parties have executed this Agreement as of the day and year first above written.

JEFFREY MALLMES			JANICE MALLMES

ANDREW J. KACIC			THE BIG BARGE COMPANY INC.

By:

Its:

OOPIK HOLDING LTD			KANDY LP

By:		By:

Its:		Its:	General Partner

STANLEY F. WILSON			ROBERT L. MONDAY

RANGUN LLC

By:	Steve A. Montgomery

Its:	Managing Partner

IN WITNESS WHEREOF, each of the Parties have executed this Agreement as of the day and year first above written.

JEFFREY MALLMES			JANICE MALLMES

ANDREW J. KACIC			THE BIG BARGE COMPANY INC.

By:

		Its:	President.

OOPIK HOLDING LTD			KANDY LP

By:		By:

Its:	President	Its:

STANLEY F. WILSON			ROBERT L. MONDAY

RANGUN LLC

By:

Its:

AGREEMENT
CONCERNING THE EXCHANGE OF SHARES
BETWEEN QUANTUM ENERGY, INC.
AND THE SHAREHOLDERS OF
NATIVE SON REFINERY, INC.

THIS SHARE EXCHANGE AGREEMENT (the “Agreement”), is made this 10th day of May, 2017, by and between Quantum Energy, Inc., a Nevada corporation (“QEGY”) and Native Son Refinery, Inc., a Texas for profit corporation, (“NSR”) and Robert Monday and Steve Montgomery as the shareholders of NSR (“NSR Shareholders”). QEGY, NSR and NSR Shareholders each may be referred to herein individually as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, QEGY desires to acquire 100% of the issued and outstanding shares of common stock of NSR in exchange for a net aggregate of 14,700,000 shares of its authorized but un-issued common stock shares of QEGY (the “Share Exchange”); and

WHEREAS, it is the intention of the Parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “IRC Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”) and in effect on the date of this Agreement; and

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

ARTICLE I
EXCHANGE OF SHARES

1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, QEGY agrees to issue 14,700,000 shares of its common stock (the “Common Shares”) to the NSR Shareholders in exchange for 100% of the issued and outstanding shares of common stock of NSR. More specifically, QEGY shall issue the following share certificates upon Closing:

Robert L. Monday	8,761,000 Common Shares
Rangun, LLC	5,938,800 Common Shares

1.2 Exemption from Registration. The Parties hereto intend that the Common Shares to be issued by QEGY to the NSR Shareholders shall be exempt from the registration requirements of the Securities Act, pursuant to section 4(a)(2) and/or 3(b) of the Securities Act and the rules and regulations promulgated thereunder. Furthermore, the parties intend that the Preferred Shares

Share Exchange Agreement	1	May 10, 2017
#2027.004

ACKNOWLEDGEMENT OF CLOSING

The undersigned authorized signatories of Native Son Refinery, Inc. and Quantum Energy, Inc. hereby acknowledge that the Closing called for under the foregoing Share Exchange Agreement between NSR and QEGY occurred on May 10, 2017, and that all conditions of said Agreement have been met by the parties including the receipt of the shares from QEGY, and the shares from the NSR Shareholders as called for under Article VIII of said Share Exchange Agreement.

Acknowledged this 10th day of May, 2017.

NATIVE SON REFINERY, INC.

By
Robert L. Monday, President

QUANTUM ENERGY, INC.

By
Stanley F. Wilson, Chairman

NSR Shareholders:

Robert L. Monday, Shareholder

Rangun, LLC, Steve A. Montgomery, its Manager, Shareholder

Acknowledgement of Closing	25	May 10, 2017
#2027.004